AWC (CPA) Limited
CERTIFIED PUBLIC ACCOUNTANTS
7/F, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : (852) 2851 7954
Fax: (852) 2545 4086

正大會計師事務所有限公司
香港執業會計師
香港皇后大道中三五九至三六一號
南島商業大廈七樓
電話：（八五二）二八五一 七九五四
傳真：（八五二）二五四五 四〇八六

April 13, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We have read the statements made by Kandi Technologies Group, Inc. (the "Company") in Item 4.01 of the Company's Current Report on Form 8-K dated April 13, 2016 and agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements of the Company made under Item 4.01 therein.

AWC (CPA) Limited

AWC (CPA) Limited
Certified Public Accountants